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                                                                       EXHIBIT 4

                                   NVR, INC.


                  1998 DIRECTORS' LONG-TERM STOCK OPTION PLAN
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                               TABLE OF CONTENTS

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1.  PURPOSE....................................................................................       1
2.  DEFINITIONS................................................................................       1
3.  ADMINISTRATION.............................................................................       2
4.  STOCK SUBJECT TO THE PLAN..................................................................       3
5.  ELIGIBILITY................................................................................       4
6.  OPTION PRICE...............................................................................       4
7.  NUMBER OF SHARES AND GRANT DATES...........................................................       4
8.  VESTING OF OPTIONS.........................................................................       4
9.  OPTION PERIOD..............................................................................       5
10. TERMINATION OF SERVICE....................................................................        5
11. RIGHTS IN THE EVENT OF DEATH OR DISABILITY................................................        5
12. TIMING AND METHOD OF EXERCISE.............................................................        6
13. NO STOCKHOLDER RIGHTS UNDER OPTION........................................................        6
14. CONTINUATION OF SERVICE...................................................................        6
15. STOCK OPTION AGREEMENT....................................................................        7
16. NON-TRANSFERABILITY OF OPTIONS............................................................        7
17. USE OF PROCEEDS...........................................................................        7
18. ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION...........................................        7
19. SECURITIES LAWS...........................................................................        8
20. INDEMNIFICATION...........................................................................        8
21. GOVERNING LAW.............................................................................        9
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                                   NVR, INC.

                  1998 DIRECTORS' LONG-TERM STOCK OPTION PLAN

          NVR, INC., a Virginia corporation (the "Corporation"), sets forth herein the terms of the Directors' Long-Term Stock Option Plan (the "Plan") as follows:

1.        PURPOSE

          The Plan is intended to attract and retain the best possible members of the Board and to provide additional incentives to those directors to promote the success of the Corporation. The Plan provides Eligible Directors an opportunity to purchase shares of the Stock pursuant to Options. Options granted under the Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

2.        DEFINITIONS

          For purposes of interpreting the Plan and related documents (including Stock Option Agreements), the following definitions shall apply:

          2.1.  "Administrator" means the Board.

          2.2.  "Board" means the board of directors of the Corporation.

          2.3.  "Code" means the Internal Revenue Code of 1986, as amended.

          2.4.  "Corporation" means NVR, Inc., a Virginia corporation.

          2.5. "Effective Date" means the date of adoption of the Plan by the Board.

          2.6. "Eligible Director" means a member of the Board who is not an officer or employee of the Corporation or any of its subsidiaries.

          2.7. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

          2.8. "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.
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          2.9.  "Expiration Date" means the tenth anniversary of the Grant Date or, if earlier, the termination of the Option pursuant to Section 4.2(c) hereof.

          2.10. "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise is publicly traded on an established securities market, the Fair Market Value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Administrator in good faith.

          2.11. "Grant Date" means the date on which an Option grant takes effect pursuant to Section 7 hereof.

          2.12. "Option" means any option to purchase one or more shares of Stock pursuant to the Plan.

          2.13. "Optionee" means an Eligible Director who holds an Option.

          2.14. "Option Period" means the period during which Options may be exercised as defined in Section 9 hereof.

          2.15. "Option Price" means the purchase price for each share of Stock subject to an Option.

          2.16. "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

          2.17. "Stock" means the Common Stock, par value $0.01 per share, of the Corporation.

          2.18. "Stock Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

3.        ADMINISTRATION

          The Plan shall be administered by the Administrator. The Administrator's responsibilities under the Plan shall be limited to taking all legal

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actions necessary to document the Options provided herein, to maintain appropriate records and reports regarding those Options, and to take all acts authorized or required by the Plan.

4.        STOCK SUBJECT TO THE PLAN

          4.1. Options to purchase not more than 150,000 shares of the Stock may be granted under the Plan. If any Option expires, terminates or is terminated or canceled for any reason before it is exercised in full, the shares of Stock that were subject to the unexercised portion of the Option shall be available for future Options granted under the Plan.

          4.2(a).   If the outstanding shares of Stock are increased or
decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

          4.2(b).   Subject to Section 4.2(c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

          4.2(c).   Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 20 percent or more of the combined voting power of all classes of stock of the Corporation, or upon any person commencing a tender or exchange offer or entering into an agreement or receiving an option to acquire beneficial ownership of 20 percent or more of the total number of voting shares of the Corporation, all Options outstanding hereunder shall fully vest. In the event of any such change of control, sale of assets or other corporate transaction (a "Transaction"), each individual holding an Option shall have the right (i) immediately prior to the occurrence of such Transaction and (ii) during such period occurring prior to such Transaction as the Administrator in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such Transaction occurs and without regard to any installment limitation on exercise imposed pursuant to
Section 8 below. The Administrator shall send written notice of an event that will result in such an exercise period to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

          4.2(d).   Adjustments under this Section 4.2 related to stock or
securities of the Corporation shall be made by the Administrator, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

          4.2(e).   The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all of any part of its business or assets.

5.        ELIGIBILITY

          Eligibility under the Plan is limited to Eligible Directors.

6.        OPTION PRICE

          The Option Price of the Stock covered by each Option granted under the Plan shall be the greater of the Fair Market Value or the par value of such Stock on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 4.2 hereof.

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7.        NUMBER OF SHARES AND GRANT DATES

          Each Eligible Director shall be granted an Option to purchase 12,500 shares of Stock immediately after the first annual meeting of the Corporation's stockholders after the Effective Date if the Eligible Director continues to be an Eligible Director at such time. In addition to the foregoing and subject to the other terms and conditions of the Plan, the Board shall have full and final authority to grant Options to Eligible Directors, to determine the number of shares of Stock to be subject to a grant, to establish the terms and conditions of each grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, or forfeiture of a grant.

8.        VESTING OF OPTIONS

          As to Options granted prior to December 31, 1999, on each of December 31, 2002, December 31, 2003, December 31, 2004, and December 31, 2005 the
Options shall be vested and exercisable in respect of twenty five percent (25%) of the number of shares of Stock initially subject to the Option, subject to further increase pursuant to Section 10 below. Each Option granted under the Plan after December 31, 1999 shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Stock Option Agreement but such Option shall not become exercisable more rapidly than the foregoing installments. Subject to Section 9 the foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of an Option
                               --------
shall be for less than 100 shares of Stock, unless the number of shares of Stock purchased is the total number at the time available for purchase under the Option.

9.        OPTION PERIOD

          Each Option shall be granted for a period of ten (10) years from the date of grant. All Options granted to an Eligible Director will terminate ten
(10) years after the date of grant or, if earlier, (i) on a termination of service as an Eligible Director for "Cause" or (ii) as provided in Section 10. A termination shall be for "Cause" in the event the Optionee ceases to be an Eligible Director of the Corporation if the termination is a result of (i) conviction of a felony or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Optionee's duties including a breach of such Optionee's fiduciary duty of loyalty; (iii) a willful violation of any criminal law involving a felony, including federal or state securities laws; or (iv) a material breach (following notice and an opportunity to cure) of any covenant by the Optionee contained in any agreement between the Optionee and the Corporation.

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10.       TERMINATION OF SERVICE

          In the event of the termination of the Optionee's relationship with the Company prior to January 1, 2002, other than for "Cause", the Optionee shall be credited with vesting in respect of twenty five percent (25%) of the number of shares of Stock initially subject to the Option and seventy five percent (75%) of the Option shall terminate immediately. In the event of the termination of the Optionee's relationship with the Company during any year after December 31, 2001 and prior to January 1, 2006, other than for "Cause", the Optionee shall be credited with vesting, in addition to the vesting provided in Section 8 above, in respect of twenty five percent (25%) of the number of shares of Stock initially subject to the Option, and the portion of the Option that has not vested shall terminate immediately. The Optionee may exercise the Option to the extent vested, in whole or in part, at any time subsequent to such termination of service and prior to termination of the Option pursuant to Section 9 above.

11.       RIGHTS IN THE EVENT OF DEATH OR DISABILITY

          11.1. If an Optionee dies prior to the termination of the Option, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right, at any time prior to termination of the Option pursuant to Section 9 above, to exercise any Option held by such Optionee at the date of such Optionee's death, to the extent such Option was exercisable immediately prior to such Optionee's death or becomes vested pursuant to Section 10;

          11.2. If an Optionee terminates service with the Corporation by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above), any time subsequent to such termination of service and prior to termination of the Option pursuant to Section 9 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of service to the extent such Option was exercisable immediately prior to such Optionee's termination of service or becomes vested pursuant to Section 10.

12.       TIMING AND METHOD OF EXERCISE

          An Option may be exercised to the extent that shares have become purchasable under the Option, in whole or in part, from time to time, and at any time prior to expiration or termination of the Option, by making full payment of the Option Price to the Corporation in any one or more of the following ways:

               (i)  in cash, including check, bank draft, or money order; and/or

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          (ii) by the assignment and delivery to the Corporation (or any other
     Affiliate designated by the Corporation) of shares of Stock which are not subject to restriction, are owned by the optionee free and clear of all liens and encumbrances and have a fair market value (as determined by the closing price on the national securities exchange on which the shares of Stock are listed on the day preceding the day of exercise or by any other method acceptable to the Administrator in its absolute discretion) equal to the applicable Option Price less any portion thereof paid in cash provided,
                                                                       --------
     however, that any shares of Stock surrendered in payment must have been
     --------
     held by the optionee for more than six months at the time of surrender.

13.       NO STOCKHOLDER RIGHTS UNDER OPTION

          Neither an Optionee nor any person entitled to exercise an Optionee's rights in the event of an Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

14.       CONTINUATION OF SERVICE

          Nothing in the Plan shall confer upon any person any right to continue as a member of the Board or interfere in any way with the right of the Corporation to terminate such relationship.

15.       STOCK OPTION AGREEMENT

          Each Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement notifying the Optionee of the grant and incorporating the terms of the Plan. The Stock Option Agreement shall be executed by the Corporation and the Optionee.

16.       NON-TRANSFERABILITY OF OPTIONS

          Each Option granted pursuant to the Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

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

17.       USE OF PROCEEDS

          The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

18.       ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION

          18.1. The Plan shall be effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of the Effective Date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation; provided, however,
                                                            --------  -------
that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Options granted hereunder shall be null, void and of no effect.

          18.2. Subject to the limitation of Section 18.4 hereof, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable, provided, however, that any
                                               --------  -------
amendment which would materially increase benefits under the Plan is subject to approval by the Corporation's stockholders.

          18.3. No Option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any rights or obligations under any Stock Option Agreement previously entered into under the Plan. The Plan shall terminate ten years after the Effective Date unless previously terminated by the Board pursuant to this Section.

          18.4. Notwithstanding the provisions of Section 18.2 hereof, the Plan shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

          18.5 With respect to any existing Option, and notwithstanding Section 6 above, the Board may lower the Option Price to an amount that is less than the Option's then existing Option Price upon shareholder approval for such repricing in accordance with the provisions of Section 18.1, but in no event lower than the par value of the Stock.

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

19.       SECURITIES LAWS

          19.1. The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Administrator has received evidence satisfactory to the Administrator that the holder of such Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

          19.2. The intent of the Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

20.       INDEMNIFICATION

          20.1. To the extent permitted by applicable law, the Administrator shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Administrator in connection with or resulting from any claim, action, suit or proceeding to which the Administrator may be a party or in which the Administrator may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the Administrator (with the Corporation's written approval) in the settlement thereof, or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Administrator, the Administrator shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the Administrator undertakes to handle and defend it on the Administrator's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the Administrator or hold the Administrator harmless.

          20.2. The Administrator and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any person who is or shall have been the Administrator, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

21.       GOVERNING LAW

          The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Virginia, other than the choice of law rules thereof.


          The Plan was duly adopted and approved by the Board on August 4, 1998 and was duly approved by the stockholders of the Corporation on May 4, 1999.


                                    ___________________________________

                                    Secretary

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